Visa Inc. Reports Fiscal Fourth Quarter and Full-Year 2023 Results
San Francisco, CA, October 24, 2023 – Visa Inc. (NYSE: V)
Fiscal Fourth Quarter Results:
•GAAP net income of $4.7B or $2.27 per share and non-GAAP net income of $4.8B or $2.33 per share
•Net revenues of $8.6B, an increase of 11%, or 10% on a constant-dollar basis
Fiscal Full-Year Results:
•GAAP net income of $17.3B or $8.28 per share and non-GAAP net income of $18.3B or $8.77 per share
•Net revenues of $32.7B, an increase of 11%, or 13% on a constant-dollar basis
Other Highlights:
•Fiscal fourth quarter payments volume growth and processed transaction growth were stable while cross-border volume growth remained strong
•Share repurchases and dividends of $5.0B and $16.1B for fiscal fourth quarter and full-year, respectively
•The board of directors increased Visa's quarterly cash dividend 16% to $0.520 per share and authorized a new $25.0B multi-year share repurchase program

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q4 2023		Full-Year 2023		Ryan McInerney, Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change	USD	% Change
Net Revenues	$8.6	11%	$32.7	11%
GAAP Net Income	$4.7	19%	$17.3	15%

"We finished our fiscal year with strong fourth quarter performance, as net revenues grew 11% and GAAP EPS grew 22%. Throughout the year, we have seen resilient consumer spending, ongoing recovery of cross-border travel spend versus 2019 and continued growth across our new flows and value added services businesses. As we enter a new fiscal year, I am confident in our ability to deliver against a backdrop of geopolitical and economic uncertainty. There is tremendous opportunity ahead and I am as optimistic as ever about Visa’s role in the future of payments."

GAAP Earnings Per Share	$2.27	22%	$8.28	18%
Non-GAAP Net Income(1)	$4.8	18%	$18.3	14%
Non-GAAP Earnings Per Share(1)	$2.33	21%	$8.77	17%
(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q4 2023		Full-Year 2023
Payments Volume	9%		9%
Cross-Border Volume Excluding Intra-Europe(2)	18%		25%
Cross-Border Volume Total	16%		20%
Processed Transactions	10%		10%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Fourth Quarter 2023 — Financial Highlights

GAAP net income in the fiscal fourth quarter was $4.7 billion or $2.27 per share, an increase of 19% and 22%, respectively, over prior year’s results. Current year’s results included a special item of $109 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $7 million of net gains from equity investments and $67 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included $122 million of net losses from equity investments and $68 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items from the current and prior year and related tax impacts, non-GAAP net income for the quarter was $4.8 billion or $2.33 per share, increases of 18% and 21%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). GAAP earnings per share growth was approximately 22% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 21% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal fourth quarter were $8.6 billion, an increase of 11%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased 10% on a constant-dollar basis.

Payments volume for the three months ended June 30, 2023, on which fiscal fourth quarter service revenues are recognized, increased 9% over the prior year on a constant-dollar basis.

Payments volume for the three months ended September 30, 2023 increased 9% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenues, increased 18% on a constant-dollar basis for the three months ended September 30, 2023. Total cross-border volume on a constant-dollar basis increased 16% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2023, were 56.0 billion, a 10% increase over the prior year.

Fiscal fourth quarter service revenues were $3.9 billion, an increase of 12% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 13% over the prior year to $4.3 billion. International transaction revenues grew 10% over the prior year to $3.2 billion. Other revenues of $744 million rose 35% over the prior year. Client incentives were $3.4 billion, up 20% over the prior year.

GAAP operating expenses were $3.1 billion for the fiscal fourth quarter, a 13% increase over the prior year's results, primarily driven by increases in personnel expenses and the litigation provision. GAAP operating expenses included the litigation provision in the current year and the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 9% over the prior year, primarily driven by increases in personnel and general and administrative expenses.

GAAP non-operating income was $86 million for the fiscal fourth quarter, including $7 million of net gains from equity investments. Excluding this item, non-GAAP non-operating income was $79 million.

GAAP effective income tax rate was 16.9% for the quarter ended September 30, 2023, including the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 17.0% for the quarter ended September 30, 2023. GAAP and non-GAAP tax rates had a tax benefit related to the extension of U.S. foreign tax credit regulations.

Cash, cash equivalents and investment securities were $22.0 billion at September 30, 2023.

The weighted-average number of diluted shares of class A common stock outstanding was 2.07 billion for the quarter ended September 30, 2023.

2

Fiscal Full-Year 2023 — Financial Highlights(1)

GAAP net income in the fiscal full-year 2023 was $17.3 billion or $8.28 per share, an increase of 15% and 18%, respectively, over prior year’s results. Current year’s results included a special item of $906 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $104 million of net losses from equity investments and $266 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included a special item of $861 million for a litigation provision associated with the interchange MDL case, $264 million of net losses from equity investments, $189 million from the amortization of acquired intangible assets and acquisition-related costs, and $60 million from the Russia-Ukraine charges. Excluding these items from the current and prior year and related tax impacts, non-GAAP net income for the year was $18.3 billion or $8.77 per share, increases of 14% and 17%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). GAAP earnings per share growth was approximately 21% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 19% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal full-year 2023 were $32.7 billion, an increase of 11%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased 13% on a constant-dollar basis.

Payments volume for the twelve months ended September 30, 2023 increased 9% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenues, increased 25% on a constant-dollar basis for the twelve months ended September 30, 2023. Total cross-border volume on a constant-dollar basis increased 20% for the fiscal year.

Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2023, were 212.6 billion, a 10% increase over the prior year.

Fiscal full-year 2023 service revenues were $14.8 billion, an increase of 11% over the prior year. Data processing revenues rose 11% over the prior year to $16.0 billion. International transaction revenues grew 19% over the prior year to $11.6 billion. Other revenues of $2.5 billion rose 24% over the prior year. Client incentives were $12.3 billion, up 19% over the prior year.

GAAP operating expenses were $11.7 billion for the fiscal full-year 2023, an 11% increase over the prior year's results, primarily driven by increases in personnel expenses. GAAP operating expenses included the special item related to the litigation provision associated with the MDL case and the amortization of acquired intangible assets and acquisition-related costs in the current and prior year and the Russia-Ukraine charges in the prior year. Excluding these operating expense items, non-GAAP operating expenses increased 12% over the prior year, primarily driven by an increase in personnel expenses.

GAAP non-operating income was $37 million for the fiscal full-year 2023, including $104 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $141 million.

GAAP effective income tax rate was 17.9% for the fiscal full-year 2023, including the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 18.1% for the fiscal full-year ended September 30, 2023. GAAP and non-GAAP tax rates had a tax benefit due to the reassessment of an uncertain tax position related to prior years as a result of new information obtained during an ongoing tax examination and a tax benefit related to the extension of the U.S. foreign tax credit regulations.

The weighted-average number of diluted shares of class A common stock outstanding was 2.09 billion for the fiscal full-year ended September 30, 2023.
(1)As previously disclosed, in March 2022, we suspended our operations in Russia and therefore our financial highlights from April 2022 through September 2023 do not include Russia-related results.

3

Other Notable Items

On September 13, 2023, Visa announced that it is engaging with its common stockholders on the subject of potential amendments to its Seventh Restated Certificate of Incorporation that would authorize Visa to conduct an exchange offer program that would have the effect of releasing transfer restrictions on portions of Visa's class B common stock in a manner that is designed to be economically equivalent to existing arrangements with respect to class A and class C common stockholders' exposure to certain litigation.

On September 28, 2023, Visa deposited $150 million into its litigation escrow account, which was previously established under the Company's U.S. retrospective responsibility plan to insulate the Company and class A shareholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduces the as-converted class B common stock share count at a volume weighted average price of $231.05.

During the three months ended September 30, 2023, Visa repurchased 17.0 million shares of class A common stock at an average cost of $241.03 per share for $4.1 billion. In the twelve months ended September 30, 2023, Visa repurchased a total of 55.4 million shares of class A common stock at an average cost of $222.98 per share for $12.4 billion. The Company had $4.7 billion of remaining authorized funds for share repurchase as of September 30, 2023.

In October, the board of directors authorized a new $25.0 billion multi-year class A common stock share repurchase program. The board of directors also declared an increase to Visa's quarterly cash dividend to $0.520 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on December 1, 2023, to all holders of record as of November 9, 2023.

4

Financial Outlook for Fiscal Full-Year 2024

Our non-GAAP and adjusted constant-dollar fiscal full-year financial outlook excludes certain items that we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We believe presenting these metrics provides investors and management with additional insight into our expected operating performance for fiscal full-year 2024. Growth rates compare our GAAP, non-GAAP and adjusted constant-dollar fiscal full-year 2024 outlook against our GAAP, non-GAAP and adjusted constant-dollar fiscal full-year 2023 financial results, respectively. Please refer to the footnotes in the table immediately below and the Reconciliation of GAAP to Non-GAAP Financial Results for more information. Such financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP.

	Annual Net Revenues Growth(1)	Annual Operating Expense Growth	Annual Diluted Class A Common Stock Earnings Per Share Growth
GAAP Nominal-Dollar Basis	High single-digit to low double-digit	Approximately flat	High-teens
Non-GAAP Adjustments(2)	N/A	~9%	(~5.5%)
Non-GAAP Nominal-Dollar Basis	High single-digit to low double-digit	High single-digit	Low-teens
Foreign Currency Impact(3)	~1%	~1.5%	~0.5%
Acquisition Impact(4)	—%	—%	—%
Adjusted Constant-Dollar Basis(5)	Low double-digit	High single-digit to low double-digit	Low-teens

(1)There were no non-GAAP adjustments made to net revenues in our fiscal full-year 2024 financial outlook and fiscal full-year 2023 financial results.
(2)Our non-GAAP fiscal full-year 2024 financial outlook for annual operating expense growth and annual diluted Class A common stock earnings per share growth reflect adjustments for the amortization of acquired intangible assets of approximately $150 million and $0.06, respectively, and acquisition-related costs of approximately $80 million and $0.03, respectively. No other 2024 non-GAAP adjustments have been made.

(3)Our results are denominated in U.S. dollars and are calculated each quarter by applying an established U.S. dollar/foreign currency exchange rate for each local currency. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring financial performance, we report year-over-year growth using a fixed current year U.S. dollar/foreign currency exchange rate for the current and prior year periods ("constant-dollar basis").

(4)We exclude the impact of operating revenues and expenses of acquired entities that were not reflected in the full quarter of the prior year following the close of the acquisition.
(5)We exclude from our non-GAAP fiscal full-year 2024 financial outlook the (i) impact of foreign currency to provide currency-neutral growth rates as described in (3) and (ii) the impact of acquisitions as described in (4) to arrive at our adjusted constant-dollar basis financial measures.

Fiscal Fourth Quarter and Full-Year 2023 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

5

Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, financial outlook, and the approval and implementation of the Certificate of Incorporation amendments and the potential exchange offers. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including conflicts and wars;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2022, and our subsequent reports on Forms 10-Q and
8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Constantine Panagiotatos, 650-432-2990 Press@visa.com

6

Fiscal Fourth Quarter and Full-Year 2023 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended September 30, 2023		Twelve Months Ended September 30, 2023

	USD	YoY Change	USD	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenues
Service revenues	$3,876	12%	$14,826	11%
Data processing revenues	4,256	13%	16,007	11%
International transaction revenues	3,172	10%	11,638	19%
Other revenues	744	35%	2,479	24%
Client incentives	(3,439)	20%	(12,297)	19%
Net revenues	8,609	11%	32,653	11%

Total operating expenses	$3,059	13%	$11,653	11%
Non-operating income (expense)	86	(139%)	37	(105%)
Effective income tax rate	16.9%	(2 ppt)	17.9%	0 ppt
Net income	$4,681	19%	$17,273	15%

Earnings per share	$2.27	22%	$8.28	18%

Non-GAAP(1)
Total operating expenses	$2,883	9%	$10,481	12%
Non-operating income (expense)	79	(181%)	141	(134%)
Effective income tax rate	17.0%	(2 ppt)	18.1%	0 ppt
Net income	$4,816	18%	$18,280	14%

Earnings per share	$2.33	21%	$8.77	17%

(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

KEY BUSINESS DRIVERS

	Three Months Ended September 30, 2023		Twelve Months Ended September 30, 2023

YoY increase / (decrease)	Constant	Nominal	Constant	Nominal
Payments volume	9%	9%	9%	6%
Cross-border volume excluding intra-Europe(2)	18%	21%	25%	23%
Cross-border volume total	16%	21%	20%	17%
Processed transactions	10%	10%	10%	10%

(2) Cross-border volume excluding transactions within Europe.

7

Visa Inc. Consolidated Balance Sheets (unaudited)

	September 30,
	2023	2022
	(in millions, except per share data)
Assets
Cash and cash equivalents	$16,286	$15,689
Restricted cash equivalents—U.S. litigation escrow	1,764	1,449
Investment securities	3,842	2,833
Settlement receivable	2,183	1,932
Accounts receivable	2,291	2,020
Customer collateral	3,005	2,342
Current portion of client incentives	1,577	1,272
Prepaid expenses and other current assets	2,584	2,668
Total current assets	33,532	30,205
Investment securities	1,921	2,136
Client incentives	3,789	3,348
Property, equipment and technology, net	3,425	3,223
Goodwill	17,997	17,787
Intangible assets, net	26,104	25,065
Other assets	3,731	3,737
Total assets	$90,499	$85,501
Liabilities
Accounts payable	$375	$340
Settlement payable	3,269	3,281
Customer collateral	3,005	2,342
Accrued compensation and benefits	1,506	1,359
Client incentives	8,177	6,099
Accrued liabilities	5,015	3,726
Current maturities of debt	—	2,250
Accrued litigation	1,751	1,456
Total current liabilities	23,098	20,853
Long-term debt	20,463	20,200
Deferred tax liabilities	5,114	5,332
Other liabilities	3,091	3,535
Total liabilities	51,766	49,920
Equity
Series A, Series B and Series C convertible participating preferred stock, $0.0001 par value: 25 shares authorized and 5 (Series A less than one, Series B 2, Series C 3) shares issued and outstanding as of September 30, 2023 and 2022	1,698	2,324
Class A, Class B and Class C common stock and additional paid-in capital, $0.0001 par value: 2,003,341 shares authorized (Class A 2,001,622, Class B 622, Class C 1,097); 1,849 (Class A 1,594, Class B 245, Class C 10) and 1,890 (Class A 1,635, Class B 245, Class C 10) shares issued and outstanding as of September 30, 2023 and 2022, respectively	20,452	19,545
Right to recover for covered losses	(140)	(35)
Accumulated income	18,040	16,116
Accumulated other comprehensive income (loss):
Investment securities	(64)	(106)
Defined benefit pension and other postretirement plans	(155)	(169)
Derivative instruments	(177)	418
Foreign currency translation adjustments	(921)	(2,512)
Total accumulated other comprehensive income (loss)	(1,317)	(2,369)

Total equity	38,733	35,581

Total liabilities and equity	$90,499	$85,501

8

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
	(in millions, except per share data)
Net revenues	$8,609	$7,787	$32,653	$29,310

Operating Expenses
Personnel	1,498	1,356	5,831	4,990
Marketing	403	429	1,341	1,336
Network and processing	197	185	736	743
Professional fees	173	163	545	505
Depreciation and amortization	247	226	943	861
General and administrative	412	338	1,330	1,194
Litigation provision	129	3	927	868
Total operating expenses	3,059	2,700	11,653	10,497

Operating income	5,550	5,087	21,000	18,813

Non-operating Income (Expense)
Interest expense	(183)	(159)	(644)	(538)
Investment income (expense) and other	269	(60)	681	(139)
Total non-operating income (expense)	86	(219)	37	(677)

Income before income taxes	5,636	4,868	21,037	18,136
Income tax provision	955	928	3,764	3,179
Net income	$4,681	$3,940	$17,273	$14,957

Basic Earnings Per Share
Class A common stock	$2.27	$1.86	$8.29	$7.01
Class B common stock	$3.61	$2.99	$13.26	$11.33
Class C common stock	$9.08	$7.45	$33.17	$28.03

Basic Weighted-average Shares Outstanding
Class A common stock	1,603	1,638	1,618	1,651
Class B common stock	245	245	245	245
Class C common stock	10	10	10	10

Diluted Earnings Per Share
Class A common stock	$2.27	$1.86	$8.28	$7.00
Class B common stock	$3.60	$2.99	$13.24	$11.31
Class C common stock	$9.07	$7.45	$33.13	$28.00

Diluted Weighted-average Shares Outstanding
Class A common stock	2,065	2,116	2,085	2,136
Class B common stock	245	245	245	245
Class C common stock	10	10	10	10

9

Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Twelve Months Ended September 30,
	2023	2022
	(in millions)
Operating Activities
Net income	$17,273	$14,957
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	12,297	10,295
Share-based compensation	765	602
Depreciation and amortization	943	861
Deferred income taxes	(483)	(336)
VE territory covered losses incurred	(136)	(43)
(Gains) losses on equity investments, net	104	264
Other	14	(94)
Change in operating assets and liabilities:
Settlement receivable	(160)	(397)
Accounts receivable	(250)	(97)
Client incentives	(11,014)	(9,351)
Other assets	(24)	(666)
Accounts payable	34	67
Settlement payable	(194)	1,256
Accrued and other liabilities	1,291	1,055
Accrued litigation	295	476
Net cash provided by (used in) operating activities	20,755	18,849

Investing Activities
Purchases of property, equipment and technology	(1,059)	(970)
Investment securities:
Purchases	(4,363)	(5,997)
Proceeds from maturities and sales	3,160	4,585
Acquisitions, net of cash and restricted cash acquired	—	(1,948)
Purchases of other investments	(121)	(86)
Settlement of derivative instruments	402	—
Other investing activities	(25)	128
Net cash provided by (used in) investing activities	(2,006)	(4,288)

Financing Activities
Repurchase of class A common stock	(12,101)	(11,589)
Repayments of debt	(2,250)	(1,000)
Dividends paid	(3,751)	(3,203)
Proceeds from issuance of senior notes	—	3,218
Cash proceeds from issuance of class A common stock under equity plans	260	196
Restricted stock and performance-based shares settled in cash for taxes	(130)	(120)
Other financing activities	200	(198)
Net cash provided by (used in) financing activities	(17,772)	(12,696)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	636	(1,287)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	1,613	578

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	20,377	19,799
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year	$21,990	$20,377

Supplemental Disclosure
Cash paid for income taxes, net	$3,433	$3,741
Interest payments on debt	$617	$607
Accruals related to purchases of property, equipment and technology	$96	$56

10

Visa Inc. Quarterly Results of Operations (unaudited)

	Fiscal 2023 Quarter Ended				Fiscal 2022 Quarter Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	(in millions)
Net revenues	$8,609	$8,123	$7,985	$7,936	$7,787

Operating Expenses
Personnel	1,498	1,481	1,515	1,337	1,356
Marketing	403	297	309	332	429
Network and processing	197	182	179	178	185
Professional fees	173	133	130	109	163
Depreciation and amortization	247	235	234	227	226
General and administrative	412	314	282	322	338
Litigation provision	129	457	—	341	3
Total operating expenses	3,059	3,099	2,649	2,846	2,700

Operating income	5,550	5,024	5,336	5,090	5,087

Non-operating Income (Expense)
Interest expense	(183)	(182)	(142)	(137)	(159)
Investment income (expense) and other	269	304	84	24	(60)
Total non-operating income (expense)	86	122	(58)	(113)	(219)

Income before income taxes	5,636	5,146	5,278	4,977	4,868
Income tax provision	955	990	1,021	798	928
Net income	$4,681	$4,156	$4,257	$4,179	$3,940

11

Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. We recorded additional accruals to address claims associated with the interchange multidistrict litigation. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a downward adjustment to the rate at which shares of our class B common stock ultimately convert into shares of class A common stock.

•Russia-Ukraine charges. We recorded a loss within general and administrative expense from the deconsolidation of our Russian subsidiary and also incurred charges in personnel expense as a result of steps taken to support our employees in Russia and Ukraine. We have excluded these amounts as they are one-time charges and do not reflect the underlying performance of our business.

Our results are denominated in U.S. dollars and are calculated each quarter by applying an established U.S. dollar/foreign currency exchange rate for each local currency. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring financial performance, we report year-over-year growth using a fixed current year U.S. dollar/foreign currency exchange rate for the current and prior year periods ("constant-dollar basis").

12

Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended September 30, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$3,059	$86	$955	16.9%	$4,681	$2.27
(Gains) losses on equity investments, net	—	(7)	(2)		(5)	—
Amortization of acquired intangible assets	(46)	—	10		36	0.02
Acquisition-related costs	(21)	—	2		19	0.01
Litigation provision	(109)	—	24		85	0.04
Non-GAAP	$2,883	$79	$989	17.0%	$4,816	$2.33

	Twelve Months Ended September 30, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$11,653	$37	$3,764	17.9%	$17,273	$8.28
(Gains) losses on equity investments, net	—	104	23		81	0.04
Amortization of acquired intangible assets	(176)	—	38		138	0.07
Acquisition-related costs	(90)	—	7		83	0.04
Litigation provision	(906)	—	201		705	0.34
Non-GAAP	$10,481	$141	$4,033	18.1%	$18,280	$8.77

	Three Months Ended September 30, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$2,700	$(219)	$928	19.1%	$3,940	$1.86
(Gains) losses on equity investments, net	—	122	27		95	0.04
Amortization of acquired intangible assets	(43)	—	9		34	0.02
Acquisition-related costs	(25)	—	3		22	0.01
Non-GAAP	$2,632	$(97)	$967	19.1%	$4,091	$1.93

13

Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

	Twelve Months Ended September 30, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$10,497	$(677)	$3,179	17.5%	$14,957	$7.00
(Gains) losses on equity investments, net	—	264	67		197	0.09
Amortization of acquired intangible assets	(120)	—	26		94	0.04
Acquisition-related costs	(69)	—	9		60	0.03
Litigation provision	(861)	—	191		670	0.31
Russia-Ukraine charges	(60)	—	4		56	0.03
Non-GAAP	$9,387	$(413)	$3,476	17.8%	$16,034	$7.50

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

14